Exhibit 99.1

   InfoSonics Corporation

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time. on [●], 2018.

Vote by Internet
• Go to www.investorvote.com/IFON
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 through 8.

		For	Against	Abstain
1.	a proposal to approve the issuance of the InfoSonics common stock of InfoSonics Corporation, a Maryland corporation (“InfoSonics”), par value $0.001 per share (“InfoSonics Common Stock”) and InfoSonics 0% Series A Convertible Preferred Stock, par value $0.001 per share in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger dated July 25, 2018, among InfoSonics, Cooltech Holding Corp., a Nevada corporation and InfoSonics Acquisition Sub, Inc., a Nevada corporation and all amendments thereto and the corresponding change of control of InfoSonics, which proposal we refer to as the “Merger Proposal”;	☐	☐	☐	+
			For	Against	Abstain

2.	a proposal to approve the issuance of InfoSonics Common Stock and warrants to purchase shares of InfoSonics Common Stock in a non-public offering in accordance with NASDAQ Listing Rule 5635, which proposal we refer to as the “Non-Public Offering Proposal”;		☐	☐	☐

3.	a proposal to approve the issuance of InfoSonics Common Stock upon the conversion of three year 0% convertible notes and the exercise of warrants to purchase shares of InfoSonics Common Stock in a non-public offering in accordance with NASDAQ Listing Rule 5635, which proposal we refer to as the “Non-Public Convertible Note Offering Proposal”;		☐	☐	☐

4.	a proposal to approve the amendment of InfoSonics’ Articles of Incorporation to effect an increase in the authorized amount of InfoSonics Common Stock, from 40,000,000 shares of InfoSonics Common Stock, to 150,000,000 shares of InfoSonics Common Stock, which proposal we refer to as the “Authorized Shares Increase Proposal”;		☐	☐	☐

5.	a proposal to approve an amendment to InfoSonics’ Articles of Incorporation to effect a reverse stock split of InfoSonics Common Stock, to the extent required to qualify for the NASDAQ new listing requirements, by a ratio of not less than one-for-two and not more than one-for-twenty at any time prior to April 30, 2018, with the exact ratio to be set at a whole number within this range by the Board of Directors of InfoSonics (the “InfoSonics Board”) in its sole discretion to comply with the applicable NASDAQ listing requirements, which proposal we refer to as the “Reverse Split Proposal”;		☐	☐	☐

6.	a proposal to elect the four directors nominated by the InfoSonics Board and set forth below, each to serve until the next annual meeting of stockholders or until a successor is elected and qualified, which proposal we refer to as the “Director Election Proposal”;

	For	Against	Withold		For	Against	Withold
01 - Joseph Ram	☐	☐	☐	02 - Randall P. Marx	☐	☐	☐

	For	Against	Withold		For	Against	Withold
03 - Robert S. Picow	☐	☐	☐	04 - Kirk A. Waldron	☐	☐	☐

		For	Against	Abstain
7.	a proposal to approve, on a non-binding advisory basis, the compensation to be paid to InfoSonics’ named executive officers that is based on or otherwise relates to the Merger, which proposal we refer to as the “Executive Compensation Proposal”; and	☐	☐	☐

		For	Against	Abstain
8.	a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Proposal or any of the other proposals, which proposal we refer to as the “Adjournment Proposal”.	☐	☐	☐

Note: The proxies shall have the discretionary authority to consider and vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be Held on             , 2018

This proxy statement is available at http://www.infosonics.com/index.php/investors/annual-report-proxy

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

Proxy — INFOSONICS CORPORATION	+

4435 Eastgate Mall, Suite 320

San Diego, California 92121

858-373-1675

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph Ram and Vernon A. LoForti, or either of them, with full power of substitution and revocation, as the true and lawful attorneys-in-fact and proxies of the undersigned at the Special Meeting (the “Special Meeting”) of Stockholders of InfoSonics Corporation (“InfoSonics”) to be held at              (Pacific Time) on             , 2018, at the offices of Perkins Coie LLP, located at 11988 El Camino Real, Suite 350, San Diego, California 92130-2594, or any adjournments or postponements thereof, to vote the shares of common stock of InfoSonics standing in the name of the undersigned on the books of InfoSonics, or such shares of common stock of InfoSonics as the undersigned may otherwise be entitled to vote on the record date for the Special Meeting with all powers the undersigned would possess if personally present at the Special Meeting, with respect to the matters set forth on the reverse side and described in the Notice of Special Meeting of Stockholders, dated             , 2018, and the accompanying Proxy Statement of InfoSonics.

Each of the proxies is authorized to vote, in its discretion, upon such other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors recommends a vote “FOR” Proposals 1 through 8.

If no directions are given by the person(s) executing this Proxy, the shares will be voted in accordance with the recommendations of the Board of Directors on all proposals listed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted in accordance with the recommendations of the Board of Directors on all proposals listed on the reverse side.

Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please date and sign this Proxy exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, agent or guardian, please give full title as such and submit powers of attorney or other appropriate document. If a corporation or other corporate entity, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	+